UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 14, 2009 (Date of Report)
(Date of Earliest Event Reported)
Trubion Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33054	52-2385898
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)
2401 Fourth Avenue, Suite 1050, Seattle, WA 98121
(Address of Principal Executive Offices, including Zip Code)
(206) 838-0500
(Registrant’s Telephone Number, Including Area Code)
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information reported under Item 5.02 below is incorporated into this Item 1.01 by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Dr. Peter A. Thompson, M.D., FACP as President, Chief Executive Officer and Director
On November 16, 2009, Trubion Pharmaceuticals, Inc. (“Trubion”) issued a news release, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1 (the “News Release”), announcing that Peter A. Thompson, M.D., FACP, President, Chief Executive Officer and a member of the board of directors of Trubion (the “Board”), resigned from his executive officer positions at Trubion, effective November 16, 2009, and as a member of the Board, effective November 14, 2009. On November 14, 2009, Trubion entered into a Separation and Consulting Agreement and Release (the “Consulting Agreement”) with Dr. Thompson, which supersedes in all respects the terms of the existing employment agreement between Dr. Thompson and Trubion, dated March 21, 2008 (as amended, the “Employment Agreement”), and pursuant to which Dr. Thompson will receive (i) one year of base pay, which totals $416,000, paid on the first payroll date in January 2010, (ii) a lump-sum payment of $28,268, for accrued but unused vacation pay, to be paid within two weeks of the date of this report and (iii) reimbursement of COBRA premium payments, should Dr. Thompson elect to continue his health benefits, for a period lasting until the earlier of November 16, 2010 or such time as he obtains other health insurance. In addition, Dr. Thompson has agreed to provide Trubion with specified consulting services, not to exceed 20 hours per week, until November 16, 2010. Dr. Thompson will receive $25,000 per month in consideration for these services.
In the event of a change in control, as described in the Employment Agreement, that occurs on or before February 16, 2010, Dr. Thompson will receive all of the benefits described in the preceding paragraph, provided that the he will be paid an additional base pay amount of $208,000, paid on the first payroll date after the consummation of the change in control, and Trubion’s obligation to reimburse COBRA payments will extend up to 18 months.
Furthermore, pursuant to the Consulting Agreement, Dr. Thompson will be entitled to immediate vesting of currently-held but unvested stock options representing the right to purchase 59,820 shares of Trubion’s common stock. Thereafter, his remaining unvested stock options will continue to vest at the rate of 4,653 shares per month and at the end of his consulting service period any remaining unvested stock options will vest and become exerciseable. Dr. Thompson will be permitted to exercise any exerciseable stock options during the period he is providing consulting services to Trubion and through the expiration of the three-month period immediately following the cessation of his consulting services.
The Consulting Agreement contains customary provisions regarding release of claims and non-disparagement, and contains customary non-solicitation and non-competition provisions that extend for a period of 12 months. In addition, for so long as Section 304 of the Sarbanes-Oxley Act of 2002 remains in effect, Dr. Thompson may be required to reimburse Trubion for incentive- or equity-based compensation received, or profits from the sale of Trubion securities during, the 12 months following the first public issuance of any financial documents that are materially non-compliant as of a result of any misconduct by Dr. Thompson.
Appointment of Steven Gillis, Ph.D., as Executive Chairman and acting President
Trubion announced in the News Release that the Board has appointed Steven Gillis, Ph.D., age 56, as Executive Chairman of the Board and acting President of Trubion, in each case effective as of November 16, 2009. In these capacities, Dr. Gillis will be Trubion’s principal executive officer. In addition, he will be resigning his position as lead director and will no longer serve on Trubion’s compensation and nominating and corporate governance committees and will no longer receive any related compensation. Lee Brettman and Patrick Heron, both independent members of the Board, have been appointed by the Board to the compensation and nominating and corporate governance committees, respectively. Dr. Gillis has served as a member of the Board since January 2006 and as lead director since February 2009. Since 2005, Dr. Gillis has been a Managing Director with ARCH Venture Partners, a venture capital firm. From 1994 to 2005, Dr. Gillis served as Chief Executive Officer and Chairman of the board of directors of Corixa Corporation, a biotechnology company, which he co-founded in 1994. Prior to 1994, Dr. Gillis served as Executive Vice President of Research and Development, and then as Chief Executive Officer and Chairman of the board of directors, of Immunex Corporation, which he co-founded. Dr. Gillis serves on the board of directors of several privately-held companies. Dr. Gillis received a Ph.D. from Dartmouth College and a B.A. from Williams College. In connection with his appointment as Executive Chairman and acting President, Trubion’s compensation committee of the Board has recommended and the Board has approved monthly cash compensation of $12,500 and the grant of a stock option award to purchase 90,000 shares of Trubion’s common stock with an exercise price of $4.11 that will vest monthly in equal amounts over three years.

Appointment of Michelle Burris as Chief Operating Officer
Trubion also announced in the News Release that the Board has appointed Michelle Burris, age 44, as Senior Vice President and Chief Operating Officer of Trubion, effective as of November 16, 2009. In connection and concurrently with this appointment, Ms. Burris resigned her position as Chief Financial Officer of Trubion. Ms. Burris has served as Senior Vice President and Chief Financial Officer of Trubion since February 2006 and additionally as Treasurer since July 2007. From August 2005 to January 2006, Ms. Burris served as Senior Vice President and Chief Financial Officer of Dendreon Corporation. From 1995 to 2005, Ms. Burris was an employee of Corixa Corporation, where she last served as Senior Vice President and Chief Financial Officer. Ms. Burris is a member of the board of directors of Oncogenex Pharmaceuticals, Inc., which she joined in 2008 in connection with its merger with Sonus Pharmaceuticals. Prior to the consummation of the merger, Ms. Burris had been a member of Sonus’s board of directors since 2004. Ms. Burris received an M.B.A. and Post Graduate Certificate in accounting from Seattle University and a B.S. from George Mason University. Ms. Burris has served as an executive officer of Trubion since February 2006.
The employment agreement entered into between Ms. Burris and Trubion on March 21, 2008 will be amended to reflect her new appointment but will otherwise continue to have effect in accordance with its terms. However, in connection with her appointment as Chief Operating Officer, Trubion’s compensation committee of the Board has recommended and the Board has approved an increase in Ms. Burris’s annual salary to $335,000. In connection with Trubion’s annual performance review cycle, the compensation committee will consider Ms. Burris’s new role when determining awards of stock options.
Appointment of John Bencich as Chief Financial Officer
Trubion also announced in the News Release that the Board has appointed John Bencich, age 32, as Vice President and Chief Financial Officer of Trubion, effective as of November 16, 2009. In this capacity, Mr. Bencich will be Trubion’s principal financial officer. Mr. Bencich has served as Senior Director, Finance and Accounting, of Trubion since May 2007. From September 2004 until April 2007, Mr. Bencich served as Director, Finance and Corporate Controller for Onyx Software Corporation. From 1999 to 2004, Mr. Bencich was an employee of Ernst & Young LLP, where he last served as a Manager. Mr. Bencich received a B.A. in Accountancy from the University of San Diego. Mr. Bencich received his Certified Public Accountant Certification from the State of Washington; however, he is no longer an active CPA.
Pursuant to the terms of an employment agreement entered into between Mr. Bencich and Trubion on November 16, 2009, Mr. Bencich is an at-will employee with an annual base salary of not less than $210,000. In addition, Mr. Bencich is eligible to receive annual cash incentive compensation if certain milestones are achieved, and to participate in Trubion’s equity compensation plans, in each case as determined by the Board or the compensation committee in its discretion. In connection with Trubion’s annual performance review cycle, the compensation committee will consider Mr. Bencich’s new role when determining awards of stock options. If Mr. Bencich’s employment is terminated without cause or if he resigns for good reason, in each case as defined in the employment agreement, Mr. Bencich will be entitled to receive a lump-sum severance payment equal to 9 months of his base salary, reimbursement of COBRA premiums for up to 9 months and immediate vesting of that number of shares of his unvested options and other then-outstanding equity awards that would have vested if he had continued to be employed by Trubion for 9 additional months following the termination date. Upon a change in control of Trubion, as defined in Mr. Bencich’s employment agreement, his unvested options and other then-outstanding equity awards will accelerate and he will be entitled to receive a lump-sum severance payment equal to 12 months of his base salary and reimbursement of COBRA premiums for up to 12 months, if his employment is terminated without cause or he resigns for good reason either within the period beginning three months before and ending 12 months after a change in control or if his termination is required in the merger or other agreement relating to the change in control or is pursuant to the request of the other party or parties to the transaction. On November 16, 2009, Mr. Bencich and Trubion also entered into Trubion’s standard form of indemnification agreement for executive officers.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release of Trubion Pharmaceuticals, Inc., dated November 16, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUBION PHARMACEUTICALS, INC.
Date: November 16, 2009	By:	/s/ Michelle Burris
Michelle Burris
Senior Vice President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Trubion Pharmaceuticals, Inc., dated November 16, 2009.